UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934
June 16, 2006
(Date of earliest event reported)

USG CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8864 (Commission File Number)	36-3329400 (IRS Employer Identification No.)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of principal executive offices, including zip code)
(312) 606-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 Bankruptcy of Receivership
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 8.01 Financial Statements and Exhibits
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
First Amended Joint Plan of Reorganization
Order Confirming First Amended Joint Plan of Reorganization
Restated Certificate of Incorporation
Press Release
Press Release

ITEM 1.03 Bankruptcy or Receivership
     On June 15, 2006, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and the United States District Court for the District of Delaware (the “District Court”) confirmed the First Amended Joint Plan of Reorganization of USG Corporation and its Debtor Subsidiaries (the “Plan”).
     In June 2001, USG Corporation (“USG” or the “Company”) and ten of its U.S. subsidiaries (the “USG Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court. The petitions were consolidated for purposes of joint administration as In re: USG Corporation et al. (Case No. 01-2094). The USG Debtors initiated the Chapter 11 proceedings with the goals of resolving asbestos claims in a fair and equitable manner, protecting the long-term value of the USG Debtors’ businesses and maintaining the USG Debtors’ leadership positions in their markets. Following the Chapter 11 filing, the USG Debtors continued to operate their businesses without interruption as debtors-in-possession subject to the provisions of the Bankruptcy Code.
     In late January 2006, the USG Debtors, the committee representing asbestos personal injury claimants and the legal representative for future asbestos personal injury claimants reached an agreement to resolve the USG Debtors’ present and future asbestos personal injury liabilities and to cooperate in the confirmation of a plan of reorganization consistent with that resolution. As contemplated by the settlement agreement, on February 17, 2006, the USG Debtors filed a proposed Joint Plan of Reorganization and a Disclosure Statement with the Bankruptcy Court incorporating the terms of the settlement agreement and addressing the treatment of other claims and interests. The USG Debtors filed the First Amended Joint Plan and Disclosure Statement with the Bankruptcy Court on April 5, 2006. The Bankruptcy Court entered an order approving the adequacy of the information in the Disclosure Statement on April 7, 2006, and the USG Debtors distributed the Plan and Disclosure Statement, along with ballots, to asbestos personal injury claimants, the only class of creditors entitled to vote on the Plan. The Bankruptcy Court and the District Court entered an order (the “Confirmation Order”) confirming the Plan on June 16, 2006. All conditions precedent to the effectiveness of the Plan were satisfied or waived and the Plan became effective on June 20, 2006.
     A copy of the Plan and a copy of the Confirmation Order, including the modifications to the Plan set forth therein, are attached as Exhibits 2.01 and 2.02, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the press release announcing the effectiveness of the Plan is furnished herewith as Exhibit 99.01.
     The following is a summary of the material terms of the Plan as it was confirmed by the Bankruptcy Court and the District Court. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

First Amended Plan of USG Corporation and Its Subsidiary Debtors
     Pursuant to the Plan, the Debtors will establish and fund a personal injury trust under section 524(g) of the Bankruptcy Code to pay all Asbestos Personal Injury Claims, including all Asbestos Personal Injury Claims asserted against the Debtors on account of or relating to A.P. Green. All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. Pursuant to the Plan and section 524(g) of the Bankruptcy Code, the sole recourse of the holder of an Asbestos Personal Injury Claim will be to the Asbestos Personal Injury Trust, and such holder will have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against any Protected Party, including the Debtors. The amount that the Reorganized Debtors must pay into the Asbestos Personal Injury Trust depends upon whether the FAIR Act is enacted and made law. The Reorganized Debtors will fund the Asbestos Personal Injury Trust as follows:
•	On the Effective Date, the Reorganized Debtors will pay $890 million and issue a promissory note (the “Note”) in the principal amount of $10 million to the Asbestos Personal Injury Trust. The Note will be payable no later than December 31, 2006.

•	On the Effective Date, the Reorganized Debtors also will issue the contingent payment note (the “Contingent Payment Note”) in the amount of $3.05 billion to the Asbestos Personal Injury Trust, which note will be payable in the event that the FAIR Act has not been enacted and made law on or before the Trigger Date.

•	If the FAIR Act is enacted and made law on or before the Trigger Date, and is not subject to a constitutional challenge to its validity (a “Challenge Proceeding”) on or before 60 days after the Trigger Date, the Reorganized Debtors’ obligations under the Contingent Payment Note will not vest and the Contingent Payment Note will be fully canceled.

•	If the FAIR Act is enacted and made law in this time period but is subject to a Challenge Proceeding as of 60 days after the Trigger Date, the Reorganized Debtors’ obligations under the Contingent Payment Note will depend upon whether the Challenge Proceeding is upheld.
     To achieve the results contemplated in the Plan, the Reorganized Debtors will require a significant amount of cash to fund the obligations under the Plan if the FAIR Act is not enacted by Congress and made law by the Trigger Date, or is enacted and made law but is subject to a constitutional challenge as of 60 days after the Trigger Date and the FAIR Act is held to be unconstitutional on the basis set forth in the agreement between the Debtors and the Asbestos Personal Injury Committee and the Asbestos Personal Injury Futures Representative to resolve all Asbestos Personal Injury Claims against the Debtors. Financing for the Plan is expected to be provided from the Reorganized Debtors’ cash on hand, a $1.8 billion rights offering to existing stockholders backstopped by Berkshire Hathaway Inc. (the “New Investor”), tax refunds and new long term debt.
•	Cash. The financial and operational performance of the Debtors’ businesses during the Reorganization Cases has enabled the Debtors to accumulate almost $1.6 billion in cash and marketable securities. Most of this cash will be used in funding the Plan.

•	Rights Offering to USG Stockholders. The Reorganized Debtors expect to raise gross proceeds of $1.8 billion in new equity funding through the Rights Offering. For each share of common stock outstanding on the record date of the Rights Offering, the stockholder as of that date will receive a right to purchase one new USG common share at a price of $40.00. If all stockholders exercise their rights, the percentage ownership of each stockholder in USG will remain unchanged following the Rights Offering. The Rights Offering will be supported by a backstop equity agreement from the New Investor, USG’s largest shareholder with approximately 15 percent of USG’s shares and the Chairman of the Equity Committee. Pursuant to the terms of the backstop agreement, the New Investor committed to exercise all rights distributed to it in the Rights Offering and purchase from USG, at the same purchase price, all of the shares of common stock offered pursuant to the Rights Offering that are not issued pursuant to the exercise of rights by other stockholders, up to a total of $1.8 billion.

•	New debt financing. If the payments under the Contingent Payment Note become necessary, the USG Debtors expect to raise approximately $2.8 billion of additional liquidity in the second half of 2006 pursuant to exit financing facilities. The Debtors have entered into a commitment letter, dated May 12, 2006, with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and Goldman Sachs Credit Partners L.P. that provides for total financings of $2.8 billion — consisting of a term loan of $1 billion, a bridge loan of $1.15 billion (pending receipt of tax refunds of approximately the same amount) and a revolver of $650 million.

•	Tax refunds. The Reorganized Debtors’ transfers of cash to the Asbestos Personal Injury Trust, including payments of principal and interest on the Note and the Contingent Payment Note, are expected to produce tax deductions that will offset the Reorganized Debtors’ taxable income in the years in which the transfers are made and generate net operating losses in those years that may be carried back to the 10 previous taxable years. Based on the amount of taxes that the Debtors paid during the carryback period, the Reorganized Debtors expect to obtain refunds of a total of approximately $1.1 billion assuming that the Reorganized Debtors transfer a total of $3.95 billion to the Asbestos Personal Injury Trust.
     The classification of Claims and Interests, the estimated aggregate amount of Claims in each Class and the amount and nature of distributions to holders of Claims or Interests in each Class are summarized in the table below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified. Pursuant to section 1129(a)(4) of the Bankruptcy Code, Section III.A.1 of the Plan provides for the payment of Allowed Administrative Claims in cash and makes all such payments subject to Bankruptcy Court approval and the standards of the Bankruptcy Code. Except as specified in Section III.A.1 of the Plan, and subject to the bar date provisions in the Plan, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim shall receive, in full satisfaction of its Administrative Claim, cash equal to the allowed amount of such Administrative Claim either (a) as soon as practicable after the Effective Date or (b) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim. Further, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Priority Tax Claim, payment in full of the allowed amount of the Priority Tax Claim plus Postpetition Interest on the later of the Effective Date or 90 days after the date when such Claim becomes an Allowed Claim.
     Asbestos personal injury Demands are not classified, as they are not Claims for purposes of the Bankruptcy Code. The aggregate consideration payable to Class 7 Asbestos Personal Injury Claims, however, will be shared in the Asbestos Personal Injury Trust among Asbestos Personal Injury Claims and asbestos personal injury Demands pursuant to the terms of the Asbestos Personal Injury Trust Distribution Procedures.

Summary of the Classification and Treatment under the Plan

		ESTIMATED
		AGGREGATE	ESTIMATED
		AMOUNT OF	PERCENTAGE
CLASS	TREATMENT	CLAIMS	RECOVERY
Class 1 Priority Claims	On the Effective Date, each holder of an Allowed Claim in Class 1 shall receive cash in an amount equal to the Allowed Claim plus Postpetition Interest on such Allowed Claim.	$14,000	100%

Class 2 Secured Claims	On the Effective Date, unless otherwise agreed by the holder of a Claim and the applicable Debtor or Reorganized Debtor, each holder of a Claim in Class 2 shall receive treatment in accordance with Option A or B below, at the option of the applicable Debtor or Reorganized Debtor. Any Allowed Deficiency Claim of a holder of an Allowed Secured Claim shall be entitled to treatment as an Allowed Class 6 Claim. Option A: Claims in Class 2 that are Allowed Claims and with respect to which the applicable Debtor or Reorganized Debtor elects Option A shall be paid in full in cash plus Postpetition Interest on such Allowed Claim by such Reorganized Debtor, unless the holder of such Claim agrees to less favorable treatment. Option B: Claims in Class 2 that are Timely Claims and with respect to which the applicable Debtor or Reorganized Debtor elects Option B shall be Reinstated.	$2,200	100%

Class 3 Credit Facilities Claims	Credit Facilities Claims shall be allowed in the aggregate amount (including accrued interest through the Petition Date) of $471,009,479 as of the Petition Date. On the Effective Date, each holder of an Allowed Credit Facilities Claim shall receive cash in an amount equal to a Pro Rata share of (a) $471,009,479 and (b) Postpetition Interest on such Allowed Claim. In addition, the Debtors or Reorganized Debtors, as applicable, shall pay any fees and charges arising under the applicable Credit Facilities through the Effective Date. Any letter of credit under the Credit Facilities outstanding as of the Effective Date shall be cash-collateralized, refinanced, canceled or replaced in the ordinary course on or after the Effective Date. The Debtors shall be authorized to take any action necessary or appropriate to cash-collateralize, refinance, cancel or replace any letter of credit under the Credit Facilities.	$471,009,479	100%

Class 4 Senior Note Claims	Senior Note Claims shall be allowed in the aggregate amount (including accrued interest through the Petition Date) of $289,250,578 as of the Petition Date. On the Effective Date, each holder of an Allowed Senior Note Claim shall receive cash in an amount equal to a Pro Rata share of (a) $289,250,578 and (b) Postpetition Interest on such Allowed Claim. In addition, on the Effective Date and in lieu of any claim for substantial contribution by or on behalf of any Senior Note Indenture Trustee, the Debtors or Reorganized Debtors, as applicable, shall pay to any Senior Note Indenture	$289,250,578	100%

		ESTIMATED
		AGGREGATE	ESTIMATED
		AMOUNT OF	PERCENTAGE
CLASS	TREATMENT	CLAIMS	RECOVERY
	Trustee cash in an amount equal to the reasonable and documented fees and expenses (including reasonable legal fees) of such Senior Note Indenture Trustee to the extent payable under the applicable Senior Note Indenture. Until the Senior Note Indenture Trustee’s fees and expenses are paid in full, nothing in the Plan shall in any way impair, waive or discharge any charging lien provided by the applicable Senior Note Indenture.

Class 5 Industrial Revenue Bond Claims	Industrial Revenue Bond Claims shall be allowed as of the Petition Date in such amounts as set forth on Exhibit I.A.80 to the Plan. On the Effective Date, unless otherwise agreed by the applicable Industrial Revenue Bond Indenture Trustee and the applicable Debtor or Reorganized Debtor, each holder of a Claim in Class 5 shall receive treatment in accordance with Option A or B below as indicated and more fully described on Exhibit I.A.80 to the Plan.	See Exhibit I.A.80 to the Plan	100%

	Option A: Claims in Class 5 that are Allowed Claims and with respect to which the applicable Debtor or Reorganized Debtor elects Option A shall be paid in full in cash (including any applicable prepayment premium) plus Postpetition Interest on such Allowed Claim by such Reorganized Debtor, unless the holder of such Claim agrees to less favorable treatment. Option B: Claims in Class 5 with respect to which the applicable Debtor or Reorganized Debtor elects Option B shall be Reinstated in accordance with the terms of the relevant Industrial Revenue Bond Indenture. In addition, on the Effective Date and in lieu of any claim for substantial contribution by or on behalf of the Industrial Revenue Bond Indenture Trustees, the Debtors or Reorganized Debtors, as applicable, shall pay to any Industrial Revenue Bond Indenture Trustee cash in an amount equal to the reasonable and documented fees and expenses (including reasonable legal fees) of such Industrial Revenue Bond Indenture Trustees to the extent payable under the applicable Industrial Revenue Bond Indenture. Until each Industrial Revenue Bond Indenture Trustee’s fees and expenses are paid in full, nothing in the Plan shall in any way impair, waive or discharge any charging lien provided by the applicable Industrial Revenue Bond Indenture and its related agreements.

Class 6 General Unsecured Claims	On the Effective Date, Claims in Class 6 (other than Litigation Claims) that are Allowed Claims shall be paid in full in cash plus Postpetition Interest on such Allowed Claim, unless the holder of such Claim agrees to less favorable treatment. To the extent any holder of a Class 6 Claim (other than Litigation Claims) believes that it is entitled to Postpetition Interest at an interest rate other than the rate described in Section I.A.99.f.i of the Plan,	$115,000,000	100%

ESTIMATED
		AGGREGATE	ESTIMATED
		AMOUNT OF	PERCENTAGE
CLASS	TREATMENT	CLAIMS	RECOVERY
the holder of such Claim must timely File a Postpetition Interest Rate Determination Notice no later than June 26, 2006. Failure to File a timely Postpetition Interest Rate Determination Notice will be deemed an agreement to accept Postpetition Interest as described in Section I.A.99.f.i of the Plan. Section IV.P of the Plan provides the procedure for Filing Postpetition Interest Rate Determination Notices and resolving disputes relating to any Postpetition Interest Rate Determination Notice. On the Effective Date, any unliquidated or disputed Litigation Claims that are Timely Claims shall be Reinstated in accordance with Section VII.A.3 of the Plan. Litigation Claims that have been liquidated by agreement of the parties prior to the Effective Date shall be paid in cash on the Effective Date as provided in the parties’ agreement.

Class 7 Asbestos Personal Injury Claims	On the Effective Date, all Asbestos Personal Injury Claims, including Asbestos Personal Injury Indirect Claims and any Asbestos Personal Injury Claim asserted against the Debtors on account of or relating to A.P. Green, shall be channeled to the Asbestos Personal Injury Trust, which shall be funded pursuant to Section IV.G of the Plan. All Asbestos Personal Injury Claims shall be determined and paid pursuant to the terms of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, subject to the right of any Asbestos Personal Injury Insurance Entity to assert any PI Insurer Coverage Defense in response to a demand that such insurer handle, defend or pay any such Claim. Pursuant to section 524(g) of the Bankruptcy Code, the Plan and the Confirmation Order shall permanently and forever stay, restrain and enjoin any Entity from taking any actions against any Protected Party for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claim, all of which shall be channeled to the Asbestos Personal Injury Trust for resolution as set forth in the Asbestos Personal Injury Trust Agreement and the related Asbestos Personal Injury Trust Distribution Procedures.	N/A	As determined by the Asbestos Personal Injury Trust Distribution Procedures. See Exhibit I.A.19 to the Plan.

Without limiting the foregoing, on the Effective Date, except as set forth above, all Entities shall be permanently and forever stayed, restrained and enjoined from taking any actions against the Protected Parties for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on, or with respect to any Asbestos Personal Injury Claim.

		ESTIMATED
		AGGREGATE	ESTIMATED
		AMOUNT OF	PERCENTAGE
CLASS	TREATMENT	CLAIMS	RECOVERY
Class 8 Asbestos Property Damage Claims	On the Effective Date, any unliquidated or disputed Asbestos Property Damage Claims that are Timely Claims shall be Reinstated in accordance with Section VII.A.3 of the Plan. Asbestos Property Damage Claims that have been liquidated by agreement of the parties prior to the Effective Date shall be paid in cash on the Effective Date as provided in the parties’ agreement.	N/A	100%

Class 9 Environmental Claims	On the Effective Date, Environmental Claims shall be Reinstated.	N/A	100%

Class 10 Intercompany Claims	On the Effective Date, Intercompany Claims shall be Reinstated.	N/A	100%

Class 11 Stock Interests of Subsidiary Debtors	On the Effective Date, Stock Interests of Subsidiary Debtors shall be Reinstated.	N/A	N/A

Class 12 Stock Interests of USG	On the Effective Date, Stock Interests of USG shall be Reinstated, and the holders of Stock Interests of USG shall retain such Interests.	N/A	N/A
Conditions Precedent to the Effectiveness of the First Amended Plan of USG Corporation and Its Subsidiary Debtors
     The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions have been satisfied or duly waived:
•	The Bankruptcy Court or the District Court shall have entered an order in form and substance satisfactory to the Debtors and reasonably satisfactory to the Asbestos Personal Injury Committee and the Asbestos Personal Injury Futures Representative approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan, including completion of the Restructuring Transactions and other transactions contemplated by the Plan and the implementation and consummation of contracts, instruments, releases and other agreements or documents created in connection with the Plan.

•	The Confirmation Order has been entered by the Bankruptcy Court and the District Court and shall have become a Final Order.

•	The Confirmation Order and the Asbestos Permanent Channeling Injunction shall be in full force and effect.

•	The Asbestos Personal Injury Trustees shall have been selected and shall have executed and delivered the Asbestos Personal Injury Trust Agreement.

•	Each of the Exhibits, the Rights Offering Documents and any debt documents, shall be fully executed and delivered to the Debtors, shall be in form and substance acceptable to the Debtors and reasonably satisfactory to the Asbestos Personal Injury Committee and the Asbestos Personal Injury Futures Representative and shall be fully enforceable in accordance with their terms.

•	The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued or proceedings therefor been initiated or threatened in writing by the SEC and shall be in full force and effect.

•	The Effective Date shall have occurred on or before August 1, 2006.
Waiver of Conditions to Confirmation or the Effective Date
     The conditions to Confirmation set forth in Section VIII.A of the Plan and the conditions to the Effective Date set forth in Section VIII.B of the Plan may be waived in whole or part in writing by the Debtors at any time without an order of the Bankruptcy Court or the District Court; provided, however, (a) the conditions contained in Sections VIII.A.1, VIII.A.3, VIII.A.5, VIII.B.1, VIII.B.5 and VIII.B.7 of the Plan may only be waived with the consent of the Asbestos Personal Injury Committee and Asbestos Personal Injury Futures Representative, which shall not be unreasonably withheld; and (b) the conditions contained in Section VIII.A.2 of the Plan may only be waived with the consent of the New Investor.
Executory Contracts and Unexpired Leases To Be Assumed
Assumption Generally
     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Reorganized Debtor shall assume each of its respective Executory Contracts and Unexpired Leases other than those listed on Exhibit V.C to the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit V.C to the Plan to: (a) delete any Executory

Contract or Unexpired Lease listed therein, thus providing for its assumption pursuant to Section V.A.1 of the Plan; or (b) add any Executory Contract or Unexpired Lease to Exhibit V.C to the Plan, thus providing for its rejection pursuant to Section V.A.1 of the Plan. The Debtors shall provide notice of any amendments to Exhibit V.C to the Plan to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases. Nothing in Section V.A.1 of the Plan shall constitute an admission by a Debtor or Reorganized Debtor that any contract or lease is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.
Assumptions of Executory Contracts and Unexpired Leases
     Each Executory Contract or Unexpired Lease assumed under Section V.A.1 of the Plan shall include any modifications, amendments, supplements or restatements to such contract or lease.
Assignments Related to the Restructuring Transactions
     As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, shall be deemed assigned to the applicable Entity, pursuant to section 365 of the Bankruptcy Code.
Approval of Assumptions and Assumption Procedures
     The Confirmation Order shall constitute an order of the Bankruptcy Court or the District Court approving the assumptions described in Section V.A.1 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Section V.A.4 of the Plan provides the appropriate procedures for assumption of an Executory Contract or Unexpired Lease.

Payments Relating to the Assumption of Executory Contracts and Unexpired Leases
     To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor or Reorganized Debtor, if any: (i) by payment of the Cure Amount Claim in cash on the Effective Date; or (ii) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. Pursuant to section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest. If there is a dispute regarding: (i) the amount of any Cure Amount Claim; (ii) the ability of the applicable Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (i) by treating such amount as either a direct or indirect contribution to capital or Distribution (as appropriate) or (ii) through an intercompany account balance in lieu of payment in cash.
Comprehensive Settlement of Claims and Controversies
     Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IV.H.3 of the Plan, shall constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Claim, Asbestos Personal Injury Claim or Interest or any Distribution to be made pursuant to the Plan on account of any Allowed Claim, Asbestos Personal Injury Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s or the District Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s or the District Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.
Releases
General Releases of Debtors and Reorganized Debtors
     Except as otherwise expressly set forth in the Plan, on and after the Effective Date, the Debtors are released from all Liabilities from the beginning of time.
Release by the Debtors and Reorganized Debtors
     Without limiting any applicable provisions of or releases contained in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to any Debtor, the Reorganization Cases or the Plan that such Entity has, had or may have against each of the present or, to the extent they served during the Reorganization Cases, former directors or officers of the Debtors acting in such capacity.

     Without limiting any applicable provisions of or releases contained in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, shall be deemed to forever release, waive and discharge the New Investor and its affiliates, and their respective officers, directors, employees, subsidiaries, members, managers, agents, attorneys, representatives and advisors from all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date, arising from, or related to such parties’ participation in the Equity Committee, the Reorganization Cases, the Plan, the Rights Offering or the New Investor Documents, other than such parties’ contractual liability to the Debtors pursuant to the New Investor Documents and any exhibit or attachment thereto.
General Releases by Holders of Claims or Interests
     To the maximum extent permitted by law, without limiting any other applicable provisions of, or releases contained in, the Plan or the Bankruptcy Code, as of the Effective Date, in consideration for, among other things, the obligations of the Debtors and the Reorganized Debtors under the Plan, the Note, the Contingent Payment Note, the New Investor Documents, cash and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim or Interest that votes in favor of the Plan shall be deemed to forever release, waive and discharge all Liabilities in any way relating to any Debtor, the Reorganization Cases or the Plan that such Entity has, had or may have against any Debtor, any Reorganized Debtor, the New Investor and each of their respective present or former directors, officers, employees, subsidiaries, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity (which release shall be in addition to the discharge of Claims provided in the Plan and under the Confirmation Order and the Bankruptcy Code).
Injunction Related to Releases
     As further provided in Section IX.B of the Plan, the Confirmation Order shall permanently enjoin the commencement or prosecution by any Entity, whether directly, derivatively or otherwise, of any Liabilities released pursuant to the Plan.
Discharge of Claims
     Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims, including any Asbestos Personal Injury Claims (other than Demands) and including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation shall, as of the Effective Date discharge the Debtors from all Claims or other Liabilities that arose on or before the Effective Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (c) the holder of a Claim based on such debt has accepted the Plan.
     In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination, as of the Effective Date, of a discharge of all Claims, including any Asbestos Personal Injury Claims (other than Demands) and other debts and Liabilities against the Debtors, pursuant to sections 524 and 1141 of the

Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim.
Injunctions
General Injunctions
     Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged pursuant to the terms of the Plan shall be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.
     As of the Effective Date, all Entities that have held, currently hold or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan shall be permanently enjoined from taking any of the following actions against any released Entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding;

(ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released Entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.
     By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim receiving Distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in Section IX.B of the Plan.
Asbestos Permanent Channeling Injunction
     Pursuant to section 524(g) of the Bankruptcy Code, the Plan and the Confirmation Order shall permanently and forever stay, restrain and enjoin any Entity from taking any actions against any Protected Party for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claim, all of which shall be channeled to the Asbestos Personal Injury Trust for resolution as set forth in the Asbestos Personal Injury Trust Agreement and the related Asbestos Personal Injury Trust Distribution Procedures, including:
•	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including a judicial, arbitral, administrative or other proceeding) in any forum against any Protected Party or any property or interests in property of any Protected Party;

•	enforcing, levying, attaching (including any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;

•	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Protected Party or any property or interests in property of any Protected Party;

•	setting off, seeking reimbursement of, contribution from or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

•	proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust, except in conformity and compliance therewith.
     The Asbestos Personal Injury Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law, each Protected Party from and against any Asbestos Personal Injury Claim and any related damages.
Asbestos Personal Injury Insurance Asset Entity Injunction
Purpose and Provisions
     In order to protect the Asbestos Personal Injury Trust and to preserve its assets, pursuant to the equitable jurisdiction and power of the Bankruptcy Court under section 105(a) of the Bankruptcy Code, the Bankruptcy Court shall issue the Asbestos Personal Injury Insurance Entity Injunction as described in Section IX.B.3.b of the Plan; provided, however, that, except as otherwise provided in the Confirmation Order, (a) the Asbestos Personal Injury Trust shall have the sole and exclusive authority at any time to terminate, or reduce or limit the scope of, the Asbestos Personal Injury Insurance Entity Injunction with respect to any Asbestos Personal Injury Insurance Asset upon express written notice to such Asbestos Personal Injury Insurance Asset Entity; and (b) the Asbestos Personal Injury Insurance Asset Entity Injunction is not issued for the benefit of any Asbestos Personal Injury Insurance Asset Entity, and no Asbestos Personal Injury Insurance Asset Entity is a third-party beneficiary of the Asbestos Personal Injury Insurance Entity Injunction.
Terms
     Subject to the provisions of Section IX.B.3.a of the Plan, all Entities (not including the Asbestos Personal Injury Trust or the Reorganized Debtors) that have held or asserted, that hold or assert or that may in the future hold or assert any Claim, Demand or cause of action (including any Asbestos Personal Injury Claim assumed by the Asbestos Personal Injury Trust) against any Asbestos Personal Injury Insurance Asset Entity based upon, relating to, arising out of or in any way connected with any Asbestos Personal Injury Claim or Asbestos Personal Injury Insurance Asset whenever and wherever arisen or asserted (including all Claims in the nature of or sounding in tort, or under contract, warranty or any other theory of law, equity or admiralty) shall be stayed, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering or receiving payments, satisfaction or recovery with respect to any such Claim, Demand or cause of action, including:
•	commencing, conducting or continuing, in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including a judicial, arbitration, administrative or other proceeding) in any forum with respect to any such Claim, Demand, or cause of action against any Asbestos Personal Injury Insurance Asset Entity, or against the property of any Asbestos Personal Injury Insurance Asset Entity, with respect to any such Claim, Demand or cause of action;

•	enforcing, levying, attaching (including any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Asbestos Personal Injury Insurance Asset Entity, or against the property of any Asbestos Personal Injury Insurance Asset Entity, with respect to any such Claim, Demand or cause of action;

•	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Personal Injury Insurance Asset Entity, or the property of any Asbestos Personal Injury Insurance Asset Entity, with respect to any such Claim, Demand or cause of action; and

•	setting off, seeking reimbursement of, contribution from or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any obligation of any Asbestos Personal Injury Insurance Asset Entity, or against the property of any Asbestos Personal Injury Insurance Asset Entity, with respect to any such Claim, Demand and or cause of action.
Reservations
     Notwithstanding anything to the contrary above, the Asbestos Personal Injury Insurance Entity Injunction shall not enjoin:
•	the rights of Entities to the treatment accorded them under Articles II and III of the Plan, as applicable, including the rights of Entities with Asbestos Personal

Injury Claims to assert such Asbestos Personal Injury Claims against the Asbestos Personal Injury Trust, in accordance with the Asbestos Personal Injury Trust Distribution Procedures and the terms of the Plan;

•	the rights of Entities to assert any Claim, debt, obligation or liability for payment of Asbestos Personal Injury Trust-related expenses against the Asbestos Personal Injury Trust;

•	the rights of the Asbestos Personal Injury Trust and the Reorganized Debtors, as applicable, to prosecute any action based on or arising from Asbestos Personal Injury Insurance Asset;

•	the rights of the Asbestos Personal Injury Trust to assert any claim, debt, obligation or liability for payment against an Asbestos Personal Injury Insurance Asset Entity based on or arising from the Asbestos Personal Injury Insurance Asset; and

•	the rights of Entities to assert any claim, debt, right, obligation or liability that (a) arises or relates to any insurance policy or any portion of any insurance policy that is not an Asbestos Personal Injury Insurance Asset and (b) is not subject to the Asbestos Permanent Channeling Injunction.
Limitation of Liability
     To the maximum extent permitted by law, the Debtors, the Reorganized Debtors, the Credit Facilities Agent, the Creditors’ Committee, the Asbestos Personal Injury Futures Representative, the Asbestos Personal Injury Committee, the Asbestos Property Damage Committee, the Equity Committee, the DIP Lender, the Indenture Trustees, the New Investor and their respective directors, officers, employees, affiliates, subsidiaries, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity, shall neither have nor incur any liability to any Entity for any act taken or omitted to be taken in connection with, related to or arising out of the Reorganization Cases or the consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any transaction proposed in connection with the Reorganization Cases or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection therewith; provided, however, that the provisions of Section XI.B.1 of the Plan shall have no effect on: (a) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.
     To the maximum extent permitted by law, notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Credit Facilities Agent, the Creditors’ Committee, the Asbestos Personal Injury Futures Representative, the Asbestos Personal Injury Committee, the Asbestos Property Damage Committee, the Equity Committee, the DIP Lender, the Indenture Trustees, the New Investor or their respective directors, officers, employees, affiliates, subsidiaries, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity, for any act or omission in connection with, relating to or arising out of the Reorganization Cases or the consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any transaction or document created or entered into, or any other act taken or omitted to be taken, in connection therewith, except for: (a) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

Other Matters
     As of May 31, 2006, and prior to giving effect to the Plan, the Company estimated its consolidated assets to be $6,769,971,000 and its consolidated liabilities to be $7,160,690,000 with a stockholders’ equity deficit of $390,719,000.
     As of May 31, 2006, 44,919,986 shares of common stock of the Company were issued and outstanding and no shares were reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Plan, on June 19, 2006, the Company filed with the Secretary of State of the State of Delaware the Restated Certificate of Incorporation of USG Corporation (the “Restated Certificate of Incorporation”), which was amended to reference the filing of the Plan and the entry of the Confirmation Order. A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.01 and incorporated herein by reference.
ITEM 8.01 Other Events.
      On June 20, 2006, the Company issued a press release announcing that it had set June 30, 2006 as the record date for its previously announced rights offering. Under the rights offering, each stockholder as of the record date of the rights offering will receive a right to purchase, for each share of USG common stock held on that date, one new share of USG common stock at a price of $40.00.
     A copy of the press release announcing the record date for the rights offering is furnished herewith as Exhibit 99.02.
ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Number	Description
2.01	First Amended Joint Plan of Reorganization of USG Corporation and its Debtor Subsidiaries*

2.02	Order Confirming First Amended Joint Plan of Reorganization

3.01	Restated Certificate of Incorporation of USG Corporation

99.01	USG Corporation press release dated June 20, 2006 announcing the effectiveness of the Plan

99.02	USG Corporation press release dated June 20, 2006 announcing the record date for the rights offering

*	The USG Debtors filed with the Bankruptcy Court the following attachments to the Plan, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K:

I.A.1	Schedule of A.P. Green Companies

I.A.5	Nonexclusive Schedule of Present Affiliates

I.A.14	Schedule of Certain Insurance Policies Included in Asbestos Personal Injury Insurance Asset

I.A.18	Asbestos Personal Injury Trust Agreement

I.A.19	Asbestos Personal Injury Trust Distribution Procedures

I.A.43	Form of the Contingent Payment Note and Related Pledge Agreement

I.A.80	Schedule of Industrial Revenue Bonds and Allowed Amounts, Industrial Revenue Bond Indentures and Industrial Revenue Bond Indenture Trustees

I.A.90	Form of the Long Term Incentive Plan

I.A.91	Form of the Management Incentive Plan

I.A.94	Form of the Note and Related Pledge Agreement

I.A.96	Schedule of Past Affiliates and/or Predecessors in Interest

III.B	Schedule of Certain Credit Facilities, Senior Notes and Industrial Revenue Bonds Claim Amounts

IV.C.1.a	Forms of Certificates of Incorporation of Reorganized USG and the Reorganized Subsidiary Debtors

IV.C.1.b	Forms of By-Laws of Reorganized USG and the Reorganized Subsidiary Debtors

IV.C.2	Schedule of Compensation of Executives, Officers and Directors as of the Effective Date

IV.F	Schedule of Initial Trustees of Asbestos Personal Injury Trust

IV.G.1	Form of Cooperation Agreement Between the Reorganized Debtors and the Asbestos Personal Injury Trust

IV.H.1	Nonexclusive Schedule of Preserved Rights of Action

V.C	Schedule of Executory Contracts and Unexpired Leases to Be Rejected
The Company will furnish supplementally a copy of any attachment to the Plan to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
By:	/s/ Stanley L. Ferguson,
Stanley L. Ferguson,
Executive Vice President and General Counsel

Date: June 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description
2.01	First Amended Joint Plan of Reorganization of USG Corporation and its Debtor Subsidiaries

2.02	Order Confirming First Amended Joint Plan of Reorganization

3.01	Restated Certificate of Incorporation of USG Corporation

99.01	USG Corporation press release dated June 20, 2006 announcing the effectiveness of the Plan

99.02	USG Corporation press release dated June 20, 2006 announcing the record date for the rights offering